AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 23rd day of October 2013, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of a certain series of the Trust; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit S, of the agreement, is hereby superseded and replaced with Amended Exhibit S attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Davidson

Amended Exhibit S
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series	Date Added
Davidson Multi-Cap Equity Fund
Davidson Equity Income Fund
Davidson Small/Mid Equity Fund
Davidson Intermediate Fixed Income Fund

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at SEPTEMBER 2013

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
[  ] basis points on the first $[  ]  million
[  ]  basis points on the next $[  ] million
[  ]  basis points on the balance
Minimum annual fee:  $[  ] per fund

Davidson Small-Mid Equity Fund:
Effective September 1, 2013               $[  ]
Effective September 1, 2014               $[  ]

International Funds
Annual Fee Based Upon Market Value Per Fund*
[  ]  basis points on the first $[  ]  million
[  ]  basis points on the next $[  ]  million
[  ]  basis points on the next $[  ]  million
[  ]  basis points on the balance
Minimum annual fee:  $[  ] per fund

Advisor Information Source Web Portal
•  $[  ]  /fund/month
•  $[  ]  /fund/month for clients using an external administration service
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Davidson

Amended Exhibit S (continued)
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at SEPTEMBER 2013

Multiple Classes – Add the following for each class beyond the first class:
•  [  ] basis point at each level
•  $[  ] * per class minimum

Davidson Small-Mid Equity Fund
Effective September 1, 2013                $[  ]
Effective September 1, 2014                $[  ]
* Class C Minimum fee - $[  ]

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
•  [  ] basis point at each level
•  $[  ] additional minimum

Additional Services:
New fund launch – as negotiated based upon specific requirements
Subsequent new fund launch – $[  ] per project
Subsequent new share class launch – $[  ] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
•  Performance Service – $[  ] /CUSIP/month
•  Setup – $[  ] /CUSIP
•  Conversion – quoted separately
•  FTP Delivery – $[  ] setup per FTP site

Daily Compliance Services (Charles River)
•  Base fee – $[  ] /fund/year
•  Setup – $[  ] /fund group

Advisor Information Source Web Portal
•  $[  ] /fund/month
•  $[  ] /fund/month for clients using an external administration service
•  $[  ] /hour custom development – quoted based upon client requirements

SEC §15(c) Reporting
•  $[  ] per fund per report – first class
•  $[  ] per additional class report

Electronic Board Materials
•  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
•  Up to 10 non-USBFS users including advisor, legal, audit, etc.
•  Complete application, data and user security – data encryption and password protected
•  On-line customized board materials preparation workflow
•  Includes web-based and local/off-line versions
•  Includes complete initial and ongoing user training
•  Includes 24/7/365 access via toll free number
•  Includes remote diagnostics for each user, including firewall and network issues
•  Triple server backup / failover

Annual Fee
•  $[  ] per year (includes 10 external users)
•  $[  ] per year per additional user
•  $[  ] implementation / setup fee

Davidson

(signature on following page)

Advisor’s Signature below acknowledges approval of the fee schedules above.

DAVIDSON INVESTMENT ADVISORS, INC.

By: /s/ Andrew Davidson

Printed Name: Andrew Davidson

Title: President	Date: 11/6/2013

Davidson	4